Exhibit 5.1

Hunton AndrEws Kurth LLP File No: 123601.0000017

May 28, 2021

Hall of Fame Resort & Entertainment Company

2626 Fulton Drive NW

Canton, Ohio 44718

Hall of Fame Resort & Entertainment Company

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the offer and sale of 17,543,636 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consists of (i) 10,036,925 shares of Common Stock (the “Series C Shares”) that may be issued by the Company upon exercise of warrants to purchase Common Stock at an exercise price of $1.40 per share of Common Stock (subject to customary adjustments) (the “Series C Warrants”), (ii) 2,483,660 shares of Common Stock (the “Series D Shares”) that may be issued by the Company upon exercise of warrants to purchase Common Stock at an exercise price of $6.90 per share of Common Stock (subject to customary adjustments) (the “Series D Warrants”), and (iii) 5,023,051 shares of Common Stock (the “Selling Securityholder Shares”) registered for sale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) that are issuable upon either (a) conversion of PIPE Notes (as defined in the Registration Statement) that were initially issued in connection with a private placement, or (b) exercise of warrants to purchase our Common Stock that are issuable upon redemption of PIPE Notes (the “Note Redemption Warrants”), or (c) some combination thereof. Capitalized terms used herein but not otherwise defined have the same meanings provided in the Registration Statement.

The Registered Shares will be issued by the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended through the date hereof (the “Certificate of Incorporation”), and sold as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Series C Shares will be issued by the Company pursuant to the terms of a Securities Purchase Agreement, dated December 29, 2020, among the Company, Industrial Realty Group, LLC, a Nevada limited liability company, and CH Capital Lending, LLC, a Delaware limited liability company, including a form of warrant attached thereto (the “Series C Purchase Agreement”). The Series D Shares will be issued by the Company pursuant to the terms of a Securities Purchase Agreement, dated May 13, 2021, between the Company and IRG, LLC, including a form of warrant attached thereto, and a Securities Purchase Agreement, dated May 26, 2021, between the Company and Jerre Stead, including a form of warrant attached thereto (collectively, the “Series D Purchase Agreements”). The Selling Securityholder Shares will be issued by the Company pursuant to the terms of (a) a Note Purchase Agreement, dated July 1, 2020, among the Company and the Selling Securityholders (the “Note Purchase Agreement”) and (b) a Note Redemption Warrant Agreement, dated July 1, 2020, among the Company and the Selling Securityholders (the “Note Redemption Warrant Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Certificate of Incorporation, (ii) the Company’s Amended and Restated By-Laws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors and (v) a certificate issued by the Secretary of State of the State of Delaware (the “Secretary of State”) on the date hereof to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”).

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON

LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

Hall of Fame Resort & Entertainment Company

May 28, 2021

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution, delivery and enforceability of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of: (i) representations included in the documents submitted to us; (ii) certificates of officers of the Company; and (iii) upon certificates of public officials, in each case without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Registered Shares have been duly authorized for issuance and, (a) with respect to the Series C Shares, when and to the extent the Series C Shares have been issued and sold against payment therefor in accordance with the terms of the Series C Warrants, the Series C Purchase Agreement, and the Certificate of Incorporation, the Series C Shares will be validly issued, fully paid and nonassessable, (b) with respect to the Series D Shares, when and to the extent the Series D Shares have been issued and sold against payment therefor in accordance with the terms of the Series D Warrants, the Series D Purchase Agreements, and the Certificate of Incorporation, the Series D Shares will be validly issued, fully paid and nonassessable, and (c) with respect to the Selling Securityholder Shares, when and to the extent the Selling Securityholder Shares have been issued and sold against payment therefor in accordance with the terms of the PIPE Notes, the Note Redemption Warrants, the Note Purchase Agreement, the Note Redemption Warrant Agreement, and the Certificate of Incorporation, as applicable, the Selling Securityholder Shares will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof, and we express no opinion with respect to any other laws.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP